Certificate Number:                              Number of Common Securities:
      -------                                              --------

                         Convertible Common Securities
                                       of
                          CalEnergy Capital Trust ____

                       __% Convertible Common Securities
            (liquidation amount $50 per Convertible Common Security)

         CalEnergy Capital Trust ___, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that CALENERGY COMPANY, INC. (the "Holder") is the registered owner of common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the __% Convertible Common Securities (liquidation amount $50 per Convertible Common Security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of _____________, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Common Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Reference is hereby made to select provisions of the Common Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Sponsor is bound by the Declaration and is entitled to the benefits thereunder.

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         By acceptance, the Holder agrees to treat for United States federal income tax purposes the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

         IN WITNESS WHEREOF, the Trust has executed this certificate this __th day of ______, 1997.

                                            CalEnergy Capital Trust ___


                                            By:
                                               ------------------------------
                                               Name:  Steven A. McArthur
                                               Title: Regular Trustee

                              REVERSE OF SECURITY

         Distributions payable on each Common Security will be fixed at a rate per annum of ___% (the "Coupon Rate") of the stated liquidation amount of $50 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Except as otherwise described below, distributions on the Common Securities will be cumulative, will accrue from __________, 1997 or from the most recent distribution date to which interest has been paid or duly provided for and will be payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, commencing on __________, 1997, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures for successive periods not exceeding 20 consecutive quarters (each an "Extension Period") during which Extension Periods no interest shall be due and payable on the Debentures; provided, that no Extension Period shall last beyond the date of maturity of the Debentures, as then in effect, or any earlier redemption date. As a consequence of such extension, Distributions will also be deferred. Despite such extension, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during the Extension Periods. Prior to the termination of any Extension Period,

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the Debenture Issuer may elect to continue to defer payments of interest for another consecutive Extension Period; provided, that any such continued Extension Period, together with all such previous and consecutive Extension Periods, may not exceed 20 consecutive quarters. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

         The Common Securities shall be redeemable as provided in the Declaration.

         The Common Securities shall be convertible into shares of Common Stock of CalEnergy Company, Inc., through (i) the exchange of Common Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock of CalEnergy Company, Inc., in the manner and according to the terms set forth in the Declaration.

                               CONVERSION REQUEST

To:  THE BANK OF NEW YORK
       CalEnergy Capital Trust ___

         The undersigned owner of these Common Securities hereby irrevocably exercises the option to convert these Common Securities, or the portion below designated, into Common Stock of CALENERGY COMPANY, INC. (the "CalEnergy Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust (the "Declaration"), dated as of ____________, 1997, by ________________,
______________ and _______________, as Regular Trustees, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, CalEnergy Company, Inc., as Sponsor, and by the Holders, from time to time, of individual beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Common Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Common Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Common Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into CalEnergy Common Stock (at the conversion rate specified in the terms of the Common Securities set forth as Annex I to the Declaration).

         The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any holder, upon the exercise of its conversion rights in accordance with the terms of the Declaration and the Common Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the CalEnergy Common Stock issuable upon conversion of the Common Securities.

Dated: ________________

         in whole __                        in part __

                                            Number of Common Securities to be
                                            converted:

                                            -----------------------------------

                                            If a name or names other than the
                                            undersigned, please indicate in the
                                            spaces below the name or names in
                                            which the shares of CalEnergy
                                            Common Stock are to be issued,
                                            along with the address or addresses
                                            of such person or persons

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------
                                            Signature (for conversion only)

                                            Please Print or Typewrite Name and
                                            Address, Including Zip Code, and
                                            Social Security or Other
                                            Identifying Number

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------
                                            Signature Guarantee:*
                                                                 --------------

--------------
* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                             ---------------------


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

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(Insert assignee's social security or tax identification number)


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(Insert address and zip code of assignee)

and irrevocably appoints

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agent to transfer this Common Security Certificate on the books of the Trust.
The agent may substitute another to act for him or her.

Date:
     -----------------------------
Signature:
          ------------------------

      (Sign exactly as your name appears on the other side of this Common
                             Security Certificate)

Signature Guarantee**:
                      ---------------------------------------------------------

--------------
** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)